Exhibit 99.1

TeleTech Holdings, Inc. • 9197 South Peoria Street • Englewood, CO 80112-5833 • www.teletech.com

Investor Contact:

Karen Breen

303-397-8592

TeleTech Secures Five-Year $350 Million Revolving Credit Facility
With Accordion Feature up to $500 Million;

Provides Enhanced Financial Flexibility

Englewood, Colo., October 7, 2010 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of technology-enabled business process outsourcing (“BPO”), revenue generation and on-demand solutions, today announced it has secured a five-year, $350 million revolving credit facility with expanded foreign borrower and multi-currency flexibility.

The $350 million facility represents a $125 million increase from the Company’s previous $225 million facility and includes a $150 million accordion provision, providing TeleTech with an option to increase the size to $500 million.  The new facility will be used to fund working capital, growth initiatives and other strategic pursuits.

“In light of tightened credit markets, the size, flexibility and length of our new credit facility reflects the strength of our cash flows and balance sheet with $126 million in net cash at June 30th, along with the overwhelming support of our corporate bank group,” said Kenneth Tuchman, chairman and chief executive officer of TeleTech. “Although our previous credit facility was not set to mature until September 2011, we chose to take advantage of the attractive market conditions to secure more flexible, longer term access to capital to support TeleTech’s growth initiatives.”

KeyBank N.A. (NYSE:KEY) is the lead bank on the new credit facility with participation from eight other prestigious banks including Wells Fargo Bank, Bank of America Merrill Lynch, JPMorgan Chase Bank, BBVA Compass Bank, HSBC Bank USA, Citi, Bank of the West and The Northern Trust Company.  The facility will mature on September 30, 2015.

ABOUT TELETECH

TeleTech is one of the largest and most geographically diverse global providers of technology-enabled business process outsourcing solutions. TeleTech and its subsidiaries have a 28-year history of designing, implementing, and managing critical business processes for Global 1000 companies to help them improve their customers’ experience, expand their strategic capabilities, and increase their operating efficiencies. By delivering a high-quality customer experience through the effective integration of customer-facing front-office processes with internal back-office processes, we enable our clients to better serve, grow, and retain their customer base. We use Six Sigma-based quality methods continually to design, implement, and enhance the business processes we deliver to our clients and we also apply this methodology to our own internal operations. TeleTech and its subsidiaries have developed deep domain expertise and support more than 275 business process outsourcing programs serving approximately 85 global clients in the automotive, communications and media, financial services, government, healthcare, retail, technology and travel and leisure industries. Our integrated global solutions are provided by more than 40,400 employees utilizing 34,700 workstations across 67 delivery centers in 16 countries. For additional information, visit www.teletech.com.

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FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost—effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2009.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of October 7, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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